Exhibit 1
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of ENGlobal Corporation is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: August 26, 2011

NGP Energy Technology Partners II, L.P.

By: NGP ETP II, L.L.C.
Its: General Partner

By:	/s/ Philip J. Deutch

Name:	Philip J. Deutch
Title:	Authorized Member

NGP ETP II, L.L.C.

By:	/s/ Philip J. Deutch

Name:	Philip J. Deutch
Title:	Authorized Member

Energy Technology Partners, L.L.C.

By:	/s/ Philip J. Deutch

Name:	Philip J. Deutch
Title:	Sole Member and Manager

/s/ Philip J. Deutch

Philip J. Deutch